Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core Total U.S. Bond Market ETF  (ISHAGG)
UBS PACE Intermediate Fixed Income Investments  (UBS-PACE)
BlackRock Managed Volatility - Fixed Income Portfolio (BR_AA_FI) iShares Barclays Credit Bond Fund (ISHCRED) iShares Barclays Intermediate Government/Credit Bond Fund (ISHIGOVCR)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
04-29-2013

Security Type:
BND/CORP

Issuer
The TJX Companies, Inc. (2023)

Selling Underwriter
Deutsche Bank Securities Inc., DEUTSCHE BANK
AG

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Deutsche Bank Securities Inc., Barclays
Capital Inc., U.S. Bancorp Investments, Inc.,
HSBC Securities (USA) Inc., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner
& Smith Incorporated, RBS Securities Inc.,
Wells Fargo Securities, LLC, BNY Mellon
Capital Markets, LLC, KeyBanc Capital Markets
Inc., Scotia Capital (USA) Inc., TD
Securities (USA) LLC, Fifth Third Securities,
Inc., PNC Capital Markets LLC, Santander
Investment Securities Inc., SunTrust Robinson
Humphrey, Inc.


Transaction Details
Date of Purchase
04-29-2013

Purchase Price/Share
(per share / % of par)
$99.911

Total
Commission,
Spread or
Profit
0.650

1.   Aggregate Principal Amount Purchased (a+b)
$35,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$2,070,000

b.   Other BlackRock Clients
$32,930,000

2.   Aggregate Principal Amount of Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.07


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member
Date:05-01-2013





Approved by:
Steven Delaura
Global Syndicate Team Member
Date:05-02-13














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